Exhibit 99

FOR IMMEDIATE RELEASE
Contacts:	Ewen R. Cameron, President & CEO ecameron@teltronics.com 941.753.5000	IDEAS THAT COMMUNICATE 941.753.5000 941.751.7724 (Fax) 2150 Whitfield Industrial Way Sarasota, FL 34243-4046

TELTRONICS ANNOUNCES THIRD QUARTER RESULTS

Profit increases $3.3 million over 2004

SARASOTA, Fla., November 15, 2005 - Teltronics, Inc. (OTCBB: TELT) a leading global provider of communication solutions and services, today announced its financial results for the three months and nine months ended September 30, 2005.

Sales for the three months ended September 30, 2005 were $10.8 million, as compared to $11.6 million reported for the same period in 2004. Sales for the nine months ended September 30, 2005 were $33.6 million, as compared to $35.1 million for the same period in 2004. Gross profit margin for the three months ended September 30, 2005 was 39.6%, as compared to 41.0% for the same period in 2004. Gross profit margin for the nine months ended September 30, 2005 was 41.8%, as compared to 40.9% for the same period in 2004.

"While we are disappointed in the slight decrease in revenue and operating profit in this period, the past four months show significant effort in Teltronics to reposition itself for the future," said Ewen Cameron, Teltronics' President and CEO. "In July, we refinanced our revolving loan facility to more closely meet our operating cycles. We used a portion of the proceeds to pay off our long-term creditors, resulting in a gain of almost $4 million. Early in October, we settled the litigation involving our Cypreon product which reduced our obligations by $1.26 million but also stopped the legal costs which have drained operations over the past two years. More significantly, we have strengthened and refocused our sales force by recruiting an experienced Executive VP of Sales and Marketing. This resulted in changing out non-performing sales personnel and adding a new aggressive sales team in both our east and west coast regional offices where we have the strength of an installed base and technical resource to help pull through new orders," Cameron concluded.

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Operating expenses for the three months ended September 30, 2005 were $4.5 million, as compared to $4.2 million for the same period in 2004. Operating expenses for the nine months ended September 30, 2005 were $13.1 million, as compared to $13.2 million for the same period in 2004. Interest costs for the three months ended September 30, 2005 were $231,000, as compared to $357,000 for the same period in 2004. Interest costs for the nine months ended September 30, 2005 were $974,000, as compared to $1.3 million for the same period in 2004.

Net income for the three months ended September 30, 2005 was $3.48 million or $0.32 per fully diluted share, as compared to $1.47 million or $0.13 per fully diluted share, for the same period in 2004. Net income for the three months ended September 30, 2005 included a $3.96 million gain on extinguishment of debt, while, the three months ended September 30, 2004 included a $1.23 million gain on sale of certain patents. Net income for the nine months ended September 30, 2005 was $4.44 million or $0.42 per fully diluted share, as compared to a net income of $1.11 million or $0.08 per fully diluted share, for the same period in 2004. Net income for the nine months ended September 30, 2005 included $3.96 million gain on extinguishment of debt, while the nine months ended September 30, 2004 included a $1.23 million gain on sale of certain patents.

Net income available to common shareholders for the three months ended September 30, 2005 was $3.32 million, as compared to $1.32 million for the same period in 2004. Net income available to common shareholders for the nine months ended September 30, 2005 was $3.95 million as compared to a net income available to common shareholders $638,000 for the same period in 2004.

About Teltronics:
Teltronics, Inc. is a leading global provider of communications solutions and services that help businesses excel. The Company manufactures telephone switching systems and software for small-to-large size businesses, government, and 911 public safety communications centers. Teltronics offers a full suite of Contact Center solutions - software, services and support - to help their clients satisfy customer interactions. Teltronics also provides remote maintenance hardware and software solutions to help large organizations and regional telephone companies effectively monitor and maintain their voice and data networks. The Company serves as an electronic contract-manufacturing partner to customers in the U.S. and overseas. Further information regarding Teltronics can be found at their web site, www.teltronics.com.

A number of statements contained in this press release are forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," or words of similar import. Similarly, statements that describe our future plans, objectives, strategies or goals are also forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the timely development and market acceptance of products and technologies, competitive market conditions, payment of the consideration under our acquisition agreements, successful integration of acquisitions and the failure to realize the expected benefits of such acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses ,the ability to make payments under our outstanding indebtedness, the ability to pay dividends on our preferred stock, risks relating to foreign currency translations, and other factors described in the Company's filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Tables Follow

TELTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands, except shares and per share amounts

ASSETS

	September 30,	December 31,
	2005	2004
	(Unaudited)
Current assets:
Cash and cash equivalents	$237	$1,580
Accounts receivable, net of allowance for
doubtful accounts	6,565	5,499
Costs and estimated earnings in excess of billings
on uncompleted contracts	793	342
Inventories, net	5,384	3,858
Other current assets	1,732	382

Total current assets	14,711	11,661

Property and equipment, net	2,659	3,729
Other assets	998	1,034

Total assets	$18,368	$16,424

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities:
Current portion of long-term debt and capital
lease obligations	$7,260	$4,831
Accounts payable	5,805	5,883
Other current liabilities	4,866	3,869

Total current liabilities	17,931	14,583

Long-term liabilities:
Long-term debt and capital lease obligations,
net of current portion	2,526	7,885
Commitments and contingencies
Shareholders' deficiency:
Capital stock	8	8
Additional paid-in capital	24,360	24,301
Accumulated deficit and other comprehensive loss	(26,457)	(30,353)

Total shareholders' deficiency	(2,089)	(6,044)

Total liabilities and shareholders' deficiency	$18,368	$16,424

TELTRONICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except shares and per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net sales
Product sales and installation	$7,865	$9,076	$24,150	$27,497
Maintenance and service	2,949	2,551	9,464	7,581

	10,814	11,627	33,614	35,078
Cost of goods sold	6,532	6,857	19,566	20,730

Gross profit	4,282	4,770	14,048	14,348
Operating expenses:
General and administrative	1,606	1,442	4,394	4,331
Sales and marketing	1,916	1,970	5,790	6,382
Research and development	986	761	2,945	2,455

	4,508	4,173	13,129	13,168

Income from operations	(226)	597	919	1,180

Other income (expense):
Interest	(231)	(357)	(974)	(1,306)
Non operating gains	3,958	1,236	4,519	1,236

	3,727	879	3,545	(70)

Income before income taxes	3,501	1,476	4,464	1,110
Income taxes	17	2	25	5

Net income	3,484	1,474	4,439	1,105

Dividends on Preferred Series B and C
Convertible stock	163	156	485	467

Net income available to common
Shareholders	3,321	1,318	3,954	638

Net income per share:
Basic	$0.42	$0.17	$0.50	$0.08
Diluted	$0.32	$0.13	$0.42	$0.08

Weighted average shares outstanding:
Basic	7,880,806	7,858,496	7,874,143	7,831,051
Diluted	10,874,280	11,120,520	10,883,415	8,917,101